SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  April 26, 2011

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 26, 2011, Sino Clean Energy, Inc., a Nevada corporation (the “Company”), issued a press release announcing preliminary revenues for its fiscal quarter ended March 31, 2011, as well as revenues and earnings guidance for fiscal year 2011.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On April 29, 2011, the Company issued a press release announcing preliminary, unaudited gross profit and operating income for its fiscal quarter ended March 31, 2011.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

As provided in General Instruction B.2 of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01. Other Events.

On April 28, 2011, the Company issued a press release announcing two new orders for coal-water slurry fuel at its Guangdong production facility at Dongguan city, a copy of which is attached as Exhibit 99.3 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:
No.	Description
99.1	Press Release dated April 26, 2011
99.2	Press Release dated April 29, 2011
99.3	Press Release dated April 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2011	Sino Clean Energy, Inc.

	By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Exhibit Index

No.	Description
99.1	Press Release dated April 26, 2011
99.2	Press Release dated April 29, 2011
99.3	Press Release dated April 28, 2011